                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE

                  PEMSTAR SECURES NEW EXPANDED LINE OF CREDIT;
                 COMPLETES SALE-LEASEBACK OF ROCHESTER FACILITY
                Company Reaffirms Fiscal Fourth-Quarter Guidance

ROCHESTER, Minn. - April 28, 2003 - PEMSTAR Inc. (Nasdaq: PMTR), a leading provider of global engineering, product design, manufacturing and fulfillment services to technology, industrial and medical companies, today announced that it has secured a new $90 million domestic revolving line of credit with Congress Financial Corporation, a subsidiary of Wachovia Bank, N.A., Fleet Capital Corporation and U.S. Bank National Association. This larger 3three-year facility will replace the company's $80 million existing domestic revolving line of credit under terms and conditions more favorable to the company.

In addition, PEMSTAR completed a sale-leaseback transaction relating to its worldwide headquarters and key manufacturing center in Rochester, MN Minn., with W.P. Carey & Co. LLC (NYSE: WPC) on March 28, 2003. The proceeds of approximately $12.5 million will be used to reduce debt and fund operations.

"PEMSTAR is pleased that four major financial institutions share our continued confidence in our company. The new credit facility combined with the sale-leaseback improves our financial position for future growth and enhances our flexibility to better serve our our customers," said Greg Lea, PEMSTAR's EVP and CFO.

With this announcement, PEMSTAR also reaffirmed guidance for its fiscal 2003 fourth quarter ended March 31, 2003. The company expects fourth-quarter net sales to slightly exceed prior guidance of $155 to $160 million, and earnings to be in the range of prior earnings guidance of breakeven to a net loss of ($.06) per share. This compares with net sales of $145.7 million and a net loss of ($1.28) per share for the fourth quarter of fiscal 2002. PEMSTAR will report fiscal fourth-quarter and year-endfull-year results at market close on May 7, 2003.

About PEMSTAR:

PEMSTAR Inc. (www.pemstar.com) provides a comprehensive range of engineering, manufacturing and fulfillment services to customers on a global basis through facilities strategically located in the United States, Mexico, Asia, Europe and South America. The Company's company's service offerings support customers' needs from product development and design, through manufacturing to worldwide distribution and aftermarket support. PEMSTAR has over one million square feet in 15 locations worldwide.

This press release may contain "forward-looking" statements. These forward-looking statements, including statements made by officers of the company, may contain statements of intent, belief or current expectations of PEMSTAR Inc. and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. In addition to factors discussed above, risks and uncertainties that may cause such differences for PEMSTAR include but are not limited to: a continued recession or continued decline in economic conditions; rumors or threats of war; actual conflicts or trade disruptions; trade disruptions resulting from world health alerts or actual disease outbreaks; changes in demand for electronics manufacturing services; changes in demand by major customers due to cancellations, reductions or delays of orders; shortages or price fluctuations in component parts; difficulties managing expansion and integrating acquired businesses; increased competition and other risk factors listed from time to time in PEMSTAR's Securities and Exchange Commission filings, including but not limited to Exhibit 99 of PEMSTAR's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, and PEMSTAR's quarterly reports on form 10-Q filed with the SEC.

CONTACT:     At PEMSTAR:                    At Padilla Speer Beardsley:
             Greg Lea                       Marian Briggs/Matt Sullivan
             EVP & CFO                      612/455-1700
             507/292-6941

                                      # # #